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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2002, except as to Note 20 which is as of May 21, 2002, relating to the financial statements of Overstock.com, Inc., which appear in the Prospectus, which is part of the Registration Statement No. 333-83728 of Overstock.com, Inc. on Form S-1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, Utah
May 29, 2002

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INDEPENDENT AUDITORS' CONSENT